Exhibit 4.8

CITIZEN FINANCIAL GROUP, INC.

4.300% Fixed Rate Reset Subordinated Notes due 2031

REGISTRATION RIGHTS AGREEMENT

February 11, 2021

Credit Suisse Securities (USA) LLC

(the “Lead Dealer Manager”)

Barclays Capital Inc.

BofA Securities, Inc.

Citizens Capital Markets, Inc.

(the “Co-Dealer Managers” and,

together with the Lead Dealer Manager,

the “Dealer Managers”)

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Ladies and Gentlemen:

Citizens Financial Group, Inc., a Delaware corporation (the “Company”), proposes to issue its 4.300% Fixed Rate Reset Subordinated Notes due 2031 (the “New Notes”) in connection with its offers to exchange for New Notes and, solely with respect to the 4.300% Subordinated Notes due 2025, an additional cash payment (such offers, the “Exchange Offers”), the Company’s outstanding 4.300% Subordinated Notes due 2025, 4.150% Subordinated Notes due 2022 and 4.023% Subordinated Notes due 2024 (collectively, the “Old Notes”), upon the terms set forth in the Dealer Manager Agreement, dated as of January 12, 2021 (the “Dealer Manager Agreement”), between the Company and you as the dealer managers (the “Dealer Managers”), relating to the Exchange Offers for the Old Notes. The New Notes are to be issued under the Subordinated Indenture dated as of September 28, 2012 (the “Base Indenture), between the Company (as successor to RBS Citizens Financial Group, Inc.) and The Bank of New York Mellon (the “Trustee”), as supplemented by the Twelfth Supplemental Indenture dated as of the date hereof (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). To induce the Dealer Managers to enter into the Dealer Manager Agreement and to satisfy a condition to your obligations thereunder, the Company agrees with you for your benefit and the benefit of the holders (each a “Holder” and, collectively, the “Holders”) from time to time of the New Notes or the Exchange Notes (as hereinafter defined), as follows:

1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Dealer Manager Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” of any specified person shall mean any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City, New York.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning set forth in the preamble hereto.

“Company Indemnitee” shall have the meaning set forth in Section 6(b) hereof.

“Dealer Manager Agreement” shall have the meaning set forth in the preamble hereto.

“Dealer Managers” shall have the meaning set forth in the preamble hereto.

“DTC” shall have the meaning set forth in Section 2(c)(i) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” shall mean debt securities of the Company identical in all material respects to the New Notes (except that the transfer restrictions shall be modified or eliminated, as appropriate) and to be issued under the Indenture.

“Exchange Offers” shall have the meaning set forth in the preamble hereto.

“Exchange Offer Registration Period” shall mean the 90-day period following the effectiveness of the Exchange Offer Registration Statement, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” shall mean a registration statement of the Company on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” shall mean any Holder (which may include any Dealer Manager) that is a Broker-Dealer that acquired Exchange Notes in the Registered Exchange Offer in exchange for New Notes that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any Affiliate of the Company).

“Holder” and “Holders” shall have the meanings set forth in the preamble hereto.

“Holders’ Information” shall have the meaning set forth in Section 3(b)(iii) hereof.

“Indemnified Holder” shall have the meaning set forth in Section 6(a) hereof.

“Indenture” shall have the meaning set forth in the preamble hereto.

“Issuer FWP” shall have the meaning set forth in Section 6(a) hereof.

“New Notes” shall have the meaning set forth in the preamble hereto.

“Old Notes” shall have the meaning set forth in the preamble hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the New Notes or the Exchange Notes covered by such Registration Statement, and all amendments and supplements thereto, including all exhibits thereto and all material incorporated by reference therein.

“Registered Exchange Offer” shall mean the proposed offer of the Company to issue and deliver to the Holders of the New Notes that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the New Notes, a like aggregate principal amount of the Exchange Notes.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the New Notes or the Exchange Notes pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Settlement Date” shall mean the date on which the Exchange Offers have been consummated.

“Shelf Registration” shall mean a registration under the Act effected pursuant to Section 3 hereof.

“Shelf Registration Period” has the meaning set forth in Section 3(b)(ii) hereof.

“Shelf Registration Statement” shall mean a “shelf’ registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the New Notes, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments and the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Transfer-Restricted Securities” means each New Note until the earlier to occur of (i) the date on which such New Note has been exchanged for a freely transferable applicable Exchange Note in the Registered Exchange Offer, (ii) the date on which it has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which it is sold to the public pursuant to Rule 144 (or any similar provision then in force under the Act) under the Act or may be sold by a person that is not an “affiliate” (as defined in Rule 144) of the Company without restriction or limitation pursuant to Rule 144 (or any similar provision then in force under the Act).

“Trustee” shall have the meaning set forth in the preamble hereto.

2. Registered Exchange Offer.

(a) The Company shall use its commercially reasonable efforts to prepare and, not later than 230 days following the Settlement Date, file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall use its commercially reasonable efforts to (i) cause the Exchange Offer Registration Statement to become effective under the Act within 320 days of the Settlement Date and (ii) complete the Registered Exchange Offer within 365 days of the Settlement Date.

(b) Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange New Notes for Exchange Notes (provided that such Holder is not an Affiliate of the Company or is an Affiliate that complies with the registration and prospectus delivery requirements of the Act to the extent applicable in connection with the resale of the Exchange Notes, acquires the Exchange Notes in the ordinary course of such Holder’s business, has no arrangements or understandings with any person to participate in the distribution (within the meaning of the Act) of the Exchange Notes and is not prohibited by any law, rule or policy of the Commission from participating in the Registered Exchange Offer) to trade such Exchange Notes without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

(c) In connection with the Registered Exchange Offer, the Company shall:

(i)

deliver or otherwise make available to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal or similar documentation and related documents, provided, however, Holders will be deemed to have received the documents referred to above upon delivery of such documents to The Depository Trust Company (“DTC”) for distribution to its participants;

(ii)

keep the Registered Exchange Offer open for not less than 20 Business Days and not more than 30 Business Days after the date on which notice thereof is delivered to the Holders (or, in each case, longer if required by applicable law);

(iii)

use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required under the Act to ensure that it is available for sales of Exchange Notes by Exchanging Dealers during the Exchange Offer Registration Period;

(iv)	utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee or an Affiliate of the Trustee;

(v)	permit Holders to withdraw tendered New Notes at any time prior to 5:00 p.m. (New York City time), on the last Business Day on which the Registered Exchange Offer is open;

(vi)

either (x) in the Exchange Offer Registration Statement or (y) prior to effectiveness of the Exchange Offer Registration Statement, in a supplemental letter to the Commission, (A) state that the Company is conducting the Registered Exchange Offer in reliance on the position of the Commission in the Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley & Co., Inc. (pub. avail. June 5, 1991) and Shearman & Sterling LLP (pub. avail. July 2, 1993) no-action letters, and (B) include a representation that the Company has not entered into any arrangement or understanding with any person to distribute the Exchange Notes to be received in the Registered Exchange Offer following completion of the Registered Exchange Offer and that, to the Company’s information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and

(vii)	comply in all respects with all other applicable law.

(d) As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

(i)	accept for exchange all New Notes validly tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii)	deliver to the Trustee for cancellation in accordance with Section 4(n) all New Notes so accepted for exchange; and

(iii)

cause the Trustee promptly to authenticate and deliver to each Holder of New Notes a principal amount of Exchange Notes equal to the principal amount of the New Notes of such Holder that the Company has accepted for exchange.

(e) Each Holder is hereby deemed to acknowledge and agree that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the Exchange Notes (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in the Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley & Co., Inc. (pub. avail. June 5, 1991) no-action letters, as interpreted in the Commission’s letter to Shearman & Sterling LLP (pub. avail. July 2, 1993) and similar no-action letters, and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction, and any secondary resale transactions by such Holder must be covered by an effective registration statement containing the selling security holder and plan of distribution information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of Exchange Notes obtained by such Holder in exchange for New Notes acquired by such Holder directly from the Company or one of its Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to provide a written representation to the Company that, at the time of the consummation of the Registered Exchange Offer:

(i)	any Exchange Notes received by such Holder will be acquired in the ordinary course of such Holder’s business;

(ii)

such Holder is not engaged in, and does not intend to engage in, and will have no arrangement or understanding with any person to participate in the distribution of the New Notes or the Exchange Notes within the meaning of the Act;

(iii)

such Holder is not an Affiliate of the Company or, if such Holder is an Affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Act to the extent applicable in connection with the resale of the Exchange Notes; and

(iv)	such Holder is not prohibited by any law, rule or policy of the Commission from participating in the Registered Exchange Offer.

(f) Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the Act and the rules and regulations of the Commission thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such Prospectus, does not, as of the consummation of the Registered Exchange Offer, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3. Shelf Registration.

(a) If the New Notes held by non-Affiliates of the Company are not freely tradable pursuant to Rule 144 of the Act and the applicable interpretations of the Commission and: (i) due to any change in law or in applicable interpretations thereof by the staff of the Commission, the Company determines upon the advice of outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) any Holder of New Notes notifies the Company in writing not more than 20 days after completion of the Registered Exchange Offer that it is not eligible to participate in the Registered Exchange Offer (other than due to its status as an Affiliate of the Company or as a Broker-Dealer); or (iii) for any other reason, the Registered Exchange Offer is not consummated within 365 days after the Settlement Date; then the Company shall use its commercially reasonable efforts to effect a Shelf Registration Statement in accordance with subsection (b) below.

(b) (i)

The Company shall, as promptly as practicable (but in no event more than 60 days after the Company is so required pursuant to Section 3(a)), file with the Commission, and thereafter shall use its commercially reasonable efforts to cause to be declared effective under the Act within 150 days after the Company is so required pursuant to Section 3(a), a Shelf Registration Statement covering resales of the New Notes by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder shall be entitled to have the New Notes held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further that with respect to a Shelf Registration Statement required pursuant to Section 3(a)(iii), the consummation of a Registered Exchange Offer shall relieve the Company of its obligations under this Section 3(b) but only in respect of its obligations under Section 3(a)(iii).

(ii)

The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders until the earlier of the date that is two years after the Settlement Date or the date that all New Notes registered for resale under the Shelf Registration Statement (A) have been sold pursuant to the Shelf Registration Statement or (B) are freely tradable by non-Affiliates of the Company pursuant to Rule 144 of the Act (and applicable interpretations thereof by the Commission’s staff) (in any such case, such period being called the “Shelf Registration Period”). The Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of New Notes registered for resale thereby not being able to offer and sell such New Notes during that period, unless (A) such action is required by applicable law or (B) such action is taken by the Company in good faith and for, in the Company’s good faith judgment, valid business reasons (not including avoidance of the Company’s obligations hereunder), including, without limitation, the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(i) hereof, if applicable.

(iii)

Notwithstanding any other provisions hereof, the Company will ensure that (A) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the Act and the rules and regulations of the Commission thereunder, (B) any Shelf Registration Statement and any amendment thereto (in either case, other than with respect to information included therein in reliance upon or in conformity with written information furnished to the Company by or on behalf of any Holder of Transfer-Restricted Securities specifically for use therein (the “Holders’ Information”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) any Prospectus forming part of any Shelf Registration Statement, and any supplement to such prospectus (in either case, other than with respect to Holders’ Information), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

(a) The Company shall:

(i)

furnish to counsel for the Dealer Managers, prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof, and each supplement, if any, to the Prospectus included therein (excluding all documents incorporated by reference therein after the initial filing);

(ii)

include the information set forth (A) in Annex A hereto on the cover of the Prospectus contained in the Exchange Offer Registration Statement, (B) in Annex B hereto in a section of the Prospectus setting forth details of the Registered Exchange Offer, (C) in Annex C hereto in the underwriting or plan of distribution section of such Prospectus, and (D) in Annex D hereto in the letter of transmittal or similar documentation delivered pursuant to the Registered Exchange Offer; and

(iii)

in the case of a Shelf Registration Statement, include the information regarding the Holders that propose to sell New Notes pursuant to the Shelf Registration Statement as selling security holders to the extent required by Item 507 of Regulation S-K (or, if permitted by Commission Rule 430B(b), in a Prospectus supplement that becomes a part thereof pursuant to Commission Rule 430B(f)); provided that, notwithstanding anything in this Agreement to the contrary, the Company shall not be required to amend or supplement a Shelf Registration Statement or any Prospectus forming a part thereof after such Shelf Registration Statement has been declared effective by the Commission more than once per calendar month to reflect additional Holders or changes in the number of New Notes to be sold by any Holder.

(b) The Company shall advise counsel for the Dealer Managers or the Holders of New Notes covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by any such person, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) below shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

(i)	when a Registration Statement and any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(ii)

of any request by the Commission after the effective date of such Registration Statement for any amendment or supplement to a Registration Statement or the Prospectus or for additional information in connection with the Registration Statement;

(iii)	of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;

(iv)

of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in any Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v)

of the happening of any event that requires any change in a Registration Statement or the Prospectus so that, as of such date, the statements therein do not contain any untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading provided that the Company shall not be required to disclose the reasons for such change.

Upon receiving notice of the occurrence of any of the events listed in subsections (ii) through (v) of this Section 4(b), each Holder and any Exchanging Dealer will, upon request by the Company in writing, immediately discontinue disposition of New Notes or Exchange Notes pursuant to a Registration Statement until such Holder’s or Exchanging Dealer’s receipt of copies of the supplemented or amended Prospectus contemplated by Section 4(i) or until it is advised in writing by the Company that use of the applicable Prospectus may resume, and, if so directed by the Company, such Holder or Exchanging Dealer will deliver to the Company (at the Company’s expense) all copies in such Holder’s or Exchanging Dealer’s possession, other than permanent file copies, of the Prospectus covering such New Notes or Exchange Notes that was current at the time of receipt of such notice.

(c) The Company shall use its commercially reasonable efforts to prevent the issuance and, if issued, to obtain the withdrawal at the earliest practicable time of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction.

(d) Prior to the effective date of any Registration Statement, the Company will use its commercially reasonable efforts to register or qualify, or cooperate with the Holders of New Notes or Exchange Notes included therein and their respective counsel in connection with the registration or qualification of, such New Notes or Exchange Notes for offer and sale under the securities or blue sky laws of such jurisdictions as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the New Notes or Exchange Notes covered by such Registration Statement; provided that, the Company will not be required to qualify as a broker-dealer or generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

(e) The Company shall furnish to each Holder of New Notes covered by any Shelf Registration Statement, without charge and upon request in writing, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, and, if the Holder so requests in writing, all material incorporated therein by reference and all exhibits thereto.

(f) The Company shall, during the Shelf Registration Period, promptly deliver to each Holder of New Notes covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the foregoing in connection with the offering and sale of the New Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement in accordance with applicable law and the terms hereof.

(g) The Company shall furnish to each Exchanging Dealer that so requests, without charge, at least one conformed copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, and, if the Exchanging Dealer so requests in writing, all material incorporated by reference therein and all exhibits thereto.

(h) The Company shall promptly deliver to you, each Exchanging Dealer and each other person required to deliver a prospectus during the Exchange Offer Registration Period, without charge, as many copies of the final Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request. The Company consents to the use of such Prospectus or any amendment or supplement thereto by you, any Exchanging Dealer and any such other person that may be required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement in accordance with applicable law and the terms hereof.

(i) Upon the occurrence of any event contemplated by subsections (ii) through (v) of Section 4(b) hereof during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the purchasers of the securities covered thereby, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, during the Exchange Offer Registration Period or the Shelf Registration Period, the Company shall not be required to amend or supplement a Registration Statement or Prospectus, in the event that, and for a period not to exceed 120 days in any consecutive 12-month period, the Company determines in good faith that the disclosure of any such event would be materially adverse to the Company or otherwise relates to a pending business transaction that has not yet been publicly disclosed. In such circumstances, the Exchange Offer

Registration Period and the Shelf Registration Period shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(b) hereof to and including the date the Holders of New Notes and Exchanging Dealers shall have received such amended or supplemented Prospectus pursuant to this Section 4(i).

(j) (i)

Not later than the effective date of the Exchange Offer Registration Statement, the Company shall provide a CUSIP number for the Exchange Notes registered under the Exchange Offer Registration Statement. Not later than the date of the closing of the Exchange Offer, the Company shall provide the Trustee with printed certificates for such Exchange Notes, free of any restrictive legends, in a form eligible for deposit with DTC.

(ii)

On the first Business Day following the effective date of any Shelf Registration Statement hereunder or as soon as possible thereafter, the Company shall use its reasonable efforts to establish with the Trustee a procedure by which Holders of New Notes that are “restricted securities” within the meaning of Rule 144(a)(3) under the Act may transfer, upon completion of a sale of New Notes under such Shelf Registration Statement, their interests therein to an “unrestricted” global security free of any stop or restriction on DTC’s system with respect to the New Notes, including the issuance of an applicable CUSIP number with respect to such unrestricted securities; provided, however that this Section 4(j)(ii) shall be applicable only to Holders that are named as selling Holders in the Shelf Registration Statement and agree in writing to be bound by all of the provisions of this Agreement applicable to such Holder. Upon compliance with the foregoing requirements of this Section 4(j)(ii), the Company shall provide the Trustee with printed certificates for such New Notes in a form eligible for deposit with DTC.

In the event the Company is unable to cause DTC to take the actions described in this Section 4(j), the Company shall take such actions reasonably necessary to provide, as soon as practicable, a CUSIP number, if necessary, for the New Notes registered and sold under the Shelf Registration Statement and to cause the CUSIP number described in clause (i) or clause (ii) above to be assigned to the New Notes or Exchange Notes, as the case may be (or to the maximum aggregate principal amount of the New Notes or Exchange Notes, as the case may be, to which such number may be assigned).

(k) The Company shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

(l) The Company may require each Holder of New Notes to be registered pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such New Notes as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement, and each such Holder shall promptly furnish to the Company any additional information required in order to make the information previously disclosed to the Company under this Section 4(l) not misleading. The Company may exclude from such Shelf Registration Statement the New Notes of any Holder that fails to furnish such information within a reasonable time after receiving such request.

(m) The Company shall, if requested, use its commercially reasonable efforts to incorporate promptly in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement such information as a Holder of New Notes to be sold pursuant to any Shelf Registration Statement may reasonably provide from time to time to the Company in writing for inclusion in a Prospectus or any Shelf Registration Statement concerning such Holder and the distribution of such Holder’s New Notes and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after receipt of notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that notwithstanding anything else in this Agreement to the contrary, the Company shall not be obligated to make such updates more than once per month.

(n) If a Registered Exchange Offer is to be consummated, upon delivery of the New Notes by Holders to the Company (or to such other person as directed by the Company) in exchange for the Exchange Notes, the Company shall mark, or cause to be marked, on the New Notes so exchanged that such New Notes are being cancelled in exchange for the Exchange Notes. In no event shall the New Notes be marked as paid or otherwise satisfied.

5. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Section 2, Section 3 and Section 4 hereof and, in the case of any Exchange Offer Registration Statement, will reimburse the Dealer Managers for the reasonable fees and disbursements of Cleary Gottlieb Steen & Hamilton LLP, acting as counsel to the Dealer Managers in connection therewith. The Company shall not be responsible for reimbursement of any fees and disbursements of Cleary Gottlieb Steen & Hamilton LLP, acting as counsel to the Dealer Managers, in connection with a Shelf Registration Statement in an aggregate amount in excess of $5,000. Anything contained herein to the contrary notwithstanding, the Company shall not have any obligation whatsoever in respect of any underwriters’ discounts or commissions, brokerage commissions, dealers’ selling concessions, transfer taxes or, except as otherwise expressly set forth herein, any other selling expenses incurred in connection with the underwriting, offering or sale of New Notes or Exchange Notes by or on behalf of any person.

6. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Holder of New Notes covered by any Shelf Registration Statement, each Exchanging Dealer with respect to any Prospectus delivery as contemplated in Section 4(h) hereof and each person who controls any such Holder or Exchanging Dealer within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, any preliminary Prospectus or Prospectus or any amendment or supplement thereto, any “issuer free writing prospectus” as defined in Rule 433(h) under the Act (an “Issuer FWP”) or any Company information that the Company is required to file pursuant to Rule 433(d) under the Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any such Holder or Exchanging Dealer furnished to the Company in writing by such Holder or Exchanging Dealer expressly for use therein.

(b) Each Holder of New Notes covered by a Shelf Registration Statement and each Exchanging Dealer with respect to any Prospectus delivery as contemplated in Section 4(h) hereof agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereof, any preliminary Prospectus or Prospectus or any amendment or supplement thereto, any Issuer FWP or any Company information that the Company is required to file pursuant to Rule 433(d) under the Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, but only with reference to information relating to such Holder or Exchanging Dealer furnished to the Company in writing by such Holder or Exchanging Dealer expressly for use in any Registration Statement or any amendment thereof, any preliminary Prospectus or Prospectus or any amendment or supplement thereto, any Issuer FWP or any Company information that the Company is required to file pursuant to Rule 433(d) under the Act; provided however that no such Holder or Exchanging Dealer shall be liable for any losses hereunder in excess of the amount of net proceeds received by such Holder or Exchanging Dealer from the sale of New Notes or Exchange Notes pursuant to such Registration Statement.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall be entitled to participate in such proceeding and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, except as provided in the following sentence, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iv) the indemnified party shall have reasonably concluded there may be legal defenses available to it that are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Holders or Exchanging Dealers and such control persons and affiliates of any Holders or Exchanging Dealers, such firm shall be designated in writing by a majority of such Holders and Exchanging Dealers. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the exchange of New Notes, pursuant to the Registered Exchange Offer, or (ii) if the allocation provided by clause 6(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Holders or Exchanging Dealers on the other shall be deemed to be in the same respective proportion as is appropriate to reflect the relative benefit received by the Company from the offering of the New Notes, on the one hand, and by the Holders or Exchanging Dealers from receiving the New Notes registered under the Act, on the other hand, or if the allocation provided by the foregoing clause is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders or Exchanging Dealers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder or Exchanging Dealer and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders and Exchanging Dealer respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective net proceeds received by such Holder or Exchanging Dealer for the sale of the New Notes pursuant to a Registration Statement.

(e) The Company and the Holders and Exchanging Dealers agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Holders and Exchanging Dealers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Holder or Exchanging Dealers shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder or Exchanging Dealer for the sale of the New Notes pursuant to a Registration Statement exceeds the amount of any damages that such Holder or Exchanging Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or Exchanging Dealer, any person controlling any Holder or Exchanging Dealer or any affiliate of any Holder or Exchanging Dealer, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the New Notes.

7. Rule 144 and 144A. The Company shall, upon request of any Holder of Transfer-Restricted Securities, make available such information as is required so long as necessary to permit sales of such Holder’s securities pursuant to Rule 144A. Upon the written request of any Holder of Transfer-Restricted Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act, or file reports thereunder, except as may be required by law.

8. No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it on or after the date hereof, enter into, any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

9. Timing of Obligations. If any of the Company’s obligations pursuant to Section 2 or Section 3 hereof would come due on a day that is not a Business Day, then such obligation shall be due on the next succeeding Business Day.

10. Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, in any case as to the New Notes or the Exchange Notes, unless the Company has obtained the written consent of Holders of a majority in aggregate principal amount of the New Notes and the Exchange Notes that constitute Transfer-Restricted Securities, taken as a single class. In addition, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Transfer-Restricted Securities or Exchange Notes are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate principal amount of such Transfer-Restricted Securities or Exchange Securities, as applicable, being sold by such Holders pursuant to such Registration Statement.

11. Notices. Except as otherwise provided in this Agreement, all notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

(b) if to you, initially at the address set forth in the Dealer Manager Agreement; and

(c) if to the Company, initially at the Company’s address set forth in the Dealer Manager Agreement.

All such notices and communications shall be deemed to have been duly given when received.

So long as the New Notes are in global form registered in the name of DTC, Holders will be deemed to have received any notices referred to hereunder upon receipt of such notice by DTC for distribution to its participants. Each party hereto by notice to the other parties may designate additional or different addresses of such party for subsequent notices or communications.

12. Successors. This Agreement shall be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire New Notes or Exchange Notes in any manner, whether by operation of law or otherwise, such Holder shall be deemed to have agreed to be bound by and subject to all the terms of this Agreement, and by taking and holding such New Notes or Exchange Notes such transferee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

13. Electronic Delivery and Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purpose

14. Headings. The headings used herein are for convenience only and shall not affect the construction hereof.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws to the extent the same are not mandatorily applicable by statute and would permit or require the application of the laws of another jurisdiction.

16. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

17. Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the expiration of the Shelf Registration Period, except for any liabilities or obligations under Section 5 and Section 6 hereof, each of which shall remain in effect in accordance with its terms.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Dealer Managers.

Very truly yours,

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ David P. Russell
Name:	David P. Russell
Title:	Senior Vice President and Assistant Secretary

[Signature Page to Registration Rights Agreement]

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Brian Carlin
Name:	Brian Carlin
Title:	Director

[Signature Page to Registration Rights Agreement]

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Au
Name:	Pamela Au
Title:	Managing Director

[Signature Page to Registration Rights Agreement]

BOFA SECURITIES, INC.

By:	/s/ David Scott
Name:	David Scott
Title:	Managing Director

[Signature Page to Registration Rights Agreement]

CITIZENS CAPITAL MARKETS, INC.

By:	/s/ Michele Goodenough
Name:	Michele Goodenough
Title:	Director

[Signature Page to Registration Rights Agreement]

ANNEX A

Each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. [The Letter of Transmittal states that by][By] so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Notes received in exchange for New Notes where such New Notes were acquired by such Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the date the Exchange Offer Registration Statement is declared effective and ending on the close of business 90 days after such date, it will make this Prospectus available to any Broker-Dealer for use in connection with any such resale. See “Plan of Distribution.”

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ANNEX B

Each Broker-Dealer that receives Exchange Notes for its own account in exchange for New Notes, where such New Notes were acquired by such Broker-Dealer as a result of market- making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

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ANNEX C

PLAN OF DISTRIBUTION

Each Broker-Dealer that receives Exchange Notes for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus (the “Prospectus”) in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Notes received in exchange for New Notes where such New Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the date the Exchange Offer Registration Statement is declared effective and ending on the close of business 90 days after such date, they will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale. In addition, until _________, 20__, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

The Company will not receive any proceeds from any sale of Exchange Notes by Broker- Dealers. Exchange Notes received by Broker-Dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer or the purchasers of any such Exchange Notes. Any Broker-Dealer that resells Exchange Notes that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Act. [The Letter of Transmittal states that by][By] acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

For a period of 90 days after the date the Exchange Offer Registration Statement is declared effective, the Company shall promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents [in the Letter of Transmittal]. The Company has agreed to pay all expenses incident to the Registered Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the New Notes (including any Broker-Dealers) against certain liabilities, including liabilities under the Act.

[If applicable, add information required by Items 507 and 508 of Regulation S-K.]

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ANNEX D

Rider A

☐

CHECK HERE IF YOU ARE A BROKER-DEALER WHO HOLDS NEW NOTES ACQUIRED AS A RESULT OF MARKET MAKING OR OTHER TRADING ACTIVITIES AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO FOR USE IN CONNECTION WITH RESALES OF EXCHANGE NOTES RECEIVED IN EXCHANGE FOR SUCH NEW NOTES.

Name:
Address:

Rider B

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and it has no arrangements or understandings with any person to participate in a distribution of the Exchange Notes. If the undersigned is a Broker- Dealer that will receive Exchange Notes for its own account in exchange for New Notes, it represents that the New Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

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